EXHIBIT 99.1

NEWS RELEASE

CTI Industries Corporation Reports
Results for Full Year and Fourth Quarter 2017

New Financing - Management Additions –
Major 2018 Initiatives

FOR IMMEDIATE RELEASE
March 29, 2018

BARRINGTON, IL, Thursday, March 29, 2018 -- CTI Industries Corporation (NASDAQ Capital Market-CTIB), a manufacturer and marketer of novelty balloons, vacuum and flexible packaging and storage products, printed and laminated films, party goods, Candy Blossoms and home container products, today reported:

●	its results of operations for 2017, and for the three months ended December 31, 2017,

●	substantial financing for future operations and growth;

●	management changes and enhancements;

●	positioning and initiatives for expansion and profitability.

Stephen Merrick, Chief Executive Officer, stated that, “While 2017 presented challenges for our Company, we have confronted and resolved our financing requirements, retained experienced and talented management in key positions, implemented a cost savings and management program to position the Company for future success and are engaged in initiatives to build our business across all of our product lines.”

Year End Results

For the 2017-year, CTI had consolidated net sales of $56,237,000 compared to consolidated net sales in 2016 of $64,268,000, a decline of 12.5%. However, 2016 sales included a one-time $7.8 million Black Friday promotional sale to a major retailer. Absent that sale, net sales in 2017 were essentially equal to 2016. Sales of our largest product line – foil balloons – increased in 2017 by 9.7% to $29,103,000 compared to $26,530,000 in 2016. Sales of latex balloons also increased in 2017, by 13.9%, to $9,400,000 from $8,250,000 in 2016. We experienced declines in our sales of vacuum sealing products and film products in 2017.

We experienced a net loss for the year 2017 of $(1,603,000), or $(0.45) per share (basic and common) compared to net income in 2016 of $653,000, or $0.18 per share (basic and common). For the year, CTI had income from operations of $630,000. However, income was impacted by several significant factors: (i) substantial costs of financial consulting, legal expense and transactional costs related to re-financing, (ii) net interest expense of $1,556,000 and (iii) a tax charge of $712,000. Much of the tax expense is a one-time charge resulting from a valuation reserve (write-off) of a deferred tax benefit that resulted from the recent changes in the U.S tax law.

Fourth Quarter Results

Consolidated net sales for the fourth quarter of 2017 were $14,839,000 compared to consolidated net sales for the fourth quarter of 2016 of $21,437,000. Again, the fourth quarter last year included the one-time Black Friday promotional sale of $7.8 million and, absent that sale, our fourth quarter revenues in 2017, exceeded our 2016 fourth quarter sales by $1.2 million.

For the fourth quarter, CTI had a net loss of $861,000 or $(0.24) per share (basic and diluted), compared to net income in the fourth quarter of 2016 of $909,000, or $0.25 per share (basic) and $0.24 (diluted). In the fourth quarter, CTI had income from operations of $598,000, but that income again, was affected by (i) substantial costs of financial consulting, legal and transactional costs related to re-financing, (ii) interest expense of $476,000 and (iii) a tax charge of $1,025,000. The tax expense included a one-time time charge related to the write-off of deferred tax assets of $587,000.

Developments and Initiatives – Positioning for a Strong 2018

We have acted to address the challenges of 2017 and to position our Company for a strong 2018:

1.

Re-Financing. In December, 2017, we completed a financing with PNC Bank including a five-year term loan of $6 million and an $18 million revolving credit facility. With the proceeds of this loan facility, we paid off our prior bank and mezzanine loans and re-purchased the warrants associated with the mezzanine loan. The new facility has also provided working capital.

2.

Management Enhancement. In December, 2017, we retained several talented and experienced new management personnel. These included Jeffrey Hyland, as President. Mr. Hyland has over thirty years of experience in management and management consulting, in all phases of operations including finance, operations, production and sales. He has an MM (MBA) degree from Kellogg School of Management at Northwestern University and is a CPA. We retained Frank Cesario as Chief Financial Officer of the Company. Mr. Cesario has an MBA Degree from DePaul University, is a CPA and has over 26 years of experience as a financial executive and chief financial officer of several companies. We retained Jeffrey Memenga as our Plant Manager. Mr. Memenga has 25 years of experience in production management. These individuals have formed a new cohesive and experienced management team along with our retained management personnel and, together, have developed a focused business plan for our company.

3.

Cost Reduction Program. During the second half of 2017, we engaged in a cost control and reduction program in which we accomplished, over that time, operational and related cost reductions and improvements of over $2 million.

4.

Profit Improvement Program. With the addition of the new members of our management team in December, we began an additional program focused on profit improvement measures including (i) additional cost reductions, (ii) review and improvement of margins on existing customers, (iii) production efficiencies resulting in lower production costs, and (iv) significant new programs with existing and new customers.

5.

Production Enhancements, Efficiencies and Quality Control. We have enhanced our production capacity for foil balloons by in excess of 45% with the introduction of new converting equipment and production improvements. We have adopted a new maintenance, improvement and enhanced quality control program to insure high quality and efficient production.

6.

Aggressive Business Development Program. We have adopted an aggressive business development program to grow our sales in each of our product lines and regions – in the U.S., Mexico and Europe – for foil balloons, latex balloons, Candy Blossoms, vacuum sealing products, film products and home container products. We have developed a sales “pipeline” of over 50 new specific sales opportunities, ranging over all of our product categories and have won $4.6 million of these opportunities already in the first quarter of 2018.

7.	Strategic Growth. Our strategic plan includes expanding our geographic and product offerings, by organic growth and through strategic acquisition.

About CTI: CTI Industries Corporation is one of the leading manufacturers and marketers of foil and latex balloons, develops, produces and markets vacuum sealing systems for household use and produces laminated and printed films for commercial uses. CTI also distributes products for home organization and storage, Candy Blossoms and other gift items and, in Mexico, party goods.  CTI markets its products throughout the United States and in a number of other countries.

Statements made in this release that are not historical facts are “forward-looking” statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. More information on factors that could affect CTI’s business and financial results are included in its public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:
Investor Relations
Stanley Brown, 847-620-1330
sbrown@ctiindustries.com

– FINANCIAL HIGHLIGHTS FOLLOW –

CTI Industries Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents (VIE $2,000 and $51,000, respectively)	$181,026	$563,043
Accounts receivable, (less allowance for doubtful accounts of $114,000 and $137,000 respectively) (VIE $28,000 and $6,000, respectively)	11,235,834	14,838,978
Inventories, net (VIE $498,000 and $719,000, respectively)	18,865,932	18,348,011
Prepaid expenses and other current assets (VIE $80,000 and $18,000, respectively)	2,008,693	1,209,358
Total current assets	32,291,485	34,959,390

Total property, plant and equipment, net (VIE $232,000 and $125,000, respectively)	4,556,581	5,311,388

Total other assets (VIE $440,000 and $440,000, respectively)	3,135,972	3,642,961

TOTAL ASSETS	$39,984,038	$43,913,739

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities (VIE $594,000 and $651,000, respectively)	$22,660,880	$23,879,584
Total long-term liabilities, less current maturities (VIE $258,000 and $493,000, respectively)	6,878,898	8,056,578
Total Liabilities	29,539,778	31,936,162

Total CTI Industries Corporation stockholders' equity	11,363,830	12,717,393

Noncontrolling Interest	(919,570)	(739,816)

Total Equity	10,444,260	11,977,577

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$39,984,038	$43,913,739

CTI Industries Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

	Year ended December 31,		Three months ended December 31,
	2017	2016	2017	2016

Net sales	$56,236,560	$64,268,367	$14,839,271	$21,436,712
Cost of sales	42,481,710	47,149,360	11,006,190	15,488,321
Gross profit	13,754,850	17,119,007	3,833,081	5,948,391

Operating expenses:
General and administrative	7,657,338	7,378,296	1,966,151	1,907,773
Selling	3,638,241	4,748,061	867,092	1,585,978
Advertising and marketing	1,971,420	2,189,620	422,712	545,767
Gain on sale of assets	(140,494)	(36,745)	(21,367)	(9,045)
Other (income)	(1,416)	-	-	-

Total operating expenses	13,125,089	14,279,232	3,234,588	4,030,473

Income from operations	629,761	2,839,775	598,493	1,917,918

Other (expense) income:
Interest expense, net	(1,556,230)	(1,558,225)	(476,191)	(304,669)
Other	(144,855)	43,263	(52,472)	(34,077)

Total other expense	(1,701,085)	(1,514,962)	(528,663)	(338,746)

Income before income taxes and noncontrolling interest	(1,071,324)	1,324,813	69,830	1,579,172

Income tax expense	711,533	702,877	1,024,684	719,681

Net income	(1,782,857)	621,936	(954,854)	859,491

Less: Net (loss) income attributable to noncontrolling interest	(179,754)	(30,602)	(94,109)	(49,690)

Net income attributable to CTI Industries Corporation	$(1,603,103)	$652,538	$(860,745)	$909,181

Income applicable to common shares	$(1,603,103)	$652,538	$(860,745)	$909,181

Other Comprehensive (Loss) Income
Foreign currency adjustment	228,514	(1,517,560)	(264,386)	(677,416)
Comprehensive (loss) income attributable to CTI Industries Corporation	$(1,374,589)	$(865,022)	$(1,125,131)	$231,765

Basic income per common share	$(0.45)	$0.18	$(0.24)	$0.25

Diluted income per common share	$(0.44)	$0.18	$(0.24)	$0.24

Weighted average number of shares and equivalent shares of common stock outstanding:
Basic	3,568,885	3,566,400	3,568,885	3,566,613

Diluted	3,616,244	3,727,568	3,616,244	3,727,568